June 25, 2004

Sam Smookler
President and Chief Executive Officer
P-Com, Inc.
3175 South Winchester Boulevard
Campbell, CA 95008

Dear Sam:

We are pleased to confirm that the Compensation Committee has approved a special performance-based compensation plan created to incentivize you to drive P-Com, Inc.'s short-term business success thereby helping to ensure the viability of P-Com, Inc. (the "Company"). The substantive terms of the plan are described below. If you agree to the terms outlined in this letter, please countersign the enclosed copy of this letter and return it to the Corporate Secretary.

1. Under the plan, the Company will issue 5,000,000 warrants to purchase the Company's Common Stock at the market price on the issuance date. After two performance criteria have been satisfied, the warrants will become exercisable. First, the cash balance at the end of the 2004 fiscal year must be at least $2,000,000. If this criterion is not satisfied, then none of the warrants shall become exercisable and they shall automatically expire. Once the cash level criterion is satisfied, the Company's revenue level achieved for the 2004 fiscal year shall determine the number of warrants that shall become executable. Therefore, if the revenue achieved:

       a. is at least $30,000,000, then 2,000,000 warrants will be eligible; or
       b. is at least $33,000,000, then 3,000,000 warrants will be eligible; or
       c. is at least $36,000,000, then 4,000,000 warrants will be eligible; or
       d. is at least $40,000,000, then 5,000,000 warrants will be eligible.

      The eligible warrants shall become executable in accordance with the following schedule:

       a. one-fourth of the warrants shall become executable upon the completion of twelve (12) months of continuous service measured from the date of grant (the "Initial Vesting Period"); and
       b. the balance of the warrants shall become executable in thirty-six (36) successive equal monthly installments subject to your continued services after the end of the Initial Vesting Period.

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This   performance-based   compensation   plan  is  in  addition  to  any  other
compensation to which you are entitled under your employment agreement with the Company.

Sincerely,

THE COMPENSATION COMMITTEE
OF P-COM, INC.


/s/ Frederick Fromm
-----------------------------------------
Frederick Fromm


/s/ John Hawkins
-----------------------------------------
John Hawkins


AGREED:


/s/ Sam Smookler
-----------------------------------------
Sam Smookler
President & Chief Executive Officer